Exhibit 99.3
CFO Commentary -- Historical and Projected Results of UniRush

2016 Financial Results
In 2016, UniRush, LLC (“UniRush”) recognized one-time operating expenses and other income of $5.2 million and $22.5 million, respectively, associated with the Conversion Event, as described in Note 11 to the audited financial statements of UniRush included as Exhibit 99.1 to this report. The one-time operating expenses included a provision of $2.5 million for restitution payments relating to a proposed settlement with the Consumer Financial Protection Bureau and $2.9 million of legal costs, net of insurance proceeds of $0.2 million. Absent these one-time operating expenses and other income items, UniRush would have generated total operating revenues of $106.0 million, an operating loss of $1.3 million and a net loss of $2.3 million.
Projected Contribution -- 2017
From the time of its acquisition on February 28, 2017 through the end of 2017, Green Dot Corporation (“Green Dot” or the “Company”) expects the acquired business of UniRush (the “Business”) to generate total operating revenues in 2017 of approximately $82 million to $92 million of Green Dot’s total operating revenues during 2017. Green Dot also previously announced that it expects the Business will contribute approximately $7 to $8 million of Green Dot’s projected adjusted EBITDA in 2017, excluding a nominal amount of adjusted EBITDA contributed in March.
Forward-Looking Statements
This CFO Commentary contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the impact of the acquisition of UniRush, the expected benefits of completing the acquisition, including without limitation expected incremental total operating revenue, adjusted EBITDA, and benefits to be derived from integration and synergy efforts. Actual results may differ materially from those contained in the forward-looking statements contained in this announcement. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the businesses of the Company and UniRush may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of RushCard or Rapid! PayCard products and services will not be as high as anticipated; the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of UniRush, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities following completion of the acquisition of UniRush. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements include the timing and impact of revenue growth activities, the Company’s dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the delayed processor migration issues that delayed the Company’s processor migration, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this CFO Commentary is as of May 16, 2017, and the Company assumes no obligation to update this information as a result of future events or developments.